For release: Tuesday, Jan. 31, 2023, at 6:30 a.m. ET GM Releases 2022 Fourth-Quarter and Full-Year Results, and 2023 Guidance DETROIT – General Motors Co. (NYSE: GM) today reported fourth-quarter 2022 revenue of $43.1 billion, net income attributable to stockholders of $2.0 billion and EBIT-adjusted of $3.8 billion. GM’s full-year 2022 revenue was $156.7 billion, net income attributable to stockholders was $9.9 billion and EBIT-adjusted was a record $14.5 billion. Results were at the high-end of the company's revised EBIT-adjusted guidance range. The company expects its core auto operations to perform at a consistently strong level in 2023, with full-year net income attributable to stockholders of $8.7 billion-$10.1 billion, EBIT-adjusted of $10.5 billion-$12.5 billion, and EPS-diluted and EPS-diluted-adjusted of $6.00-$7.00. GM also expects strong cash flows from automotive operations for the calendar year, including: • Net automotive cash provided by operating activities of $16.0 billion-$20.0 billion • Adjusted automotive free cash flow of $5.0 billion-$7.0 billion See below for reconciliations of non-GAAP measures to their most directly comparable GAAP measures or visit the GM Investor Relations website for complete details. Downloads • GM Chair and CEO Mary Barra's letter to shareholders • Earnings deck • Detailed quarterly results with year-over-year comparisons Conference Call for Investors and Analysts GM Chair and CEO Mary Barra and Chief Financial Officer Paul Jacobson will host a conference call for investors and analysts at 8:30 a.m. ET today to discuss these results. Those who wish to listen to the call may dial in using the following numbers and passcode: • United States: 1-800-857-9821 • International: +1-517-308-9481 • Conference call passcode: General Motors News Exhibit 99.1

Results Overview

($M) except where noted	Years Ended December 31, 2022	Years Ended December 31, 2021	Change	% Change
Revenue	$ 156,735	$ 127,004	$ 29,731	23.4 %
Net income attributable to stockholders	$ 9,934	$ 10,019	$ (85)	(0.8)%
EBIT-adjusted	$ 14,474	$ 14,295	$ 179	1.3 %
Net income margin	6.3 %	7.9 %	(1.6) ppts	(19.7)%
EBIT-adjusted margin	9.2 %	11.3 %	(2.1) ppts	(18.0)%
Automotive operating cash flow	$ 19,094	$ 9,693	$ 9,401	97.0 %
Adjusted automotive free cash flow	$ 10,466	$ 2,564	$ 7,902	308.2 %
EPS-diluted(a)	$ 6.13	$ 6.70	$ (0.57)	(8.5)%
EPS-diluted-adjusted(a)	$ 7.59	$ 7.07	$ 0.52	7.4 %
GMNA EBIT-adjusted	$ 12,988	$ 10,318	$ 2,670	25.9 %
GMNA EBIT-adjusted margin	10.1 %	10.2 %	(0.1) ppts	(0.7)%
GMI EBIT-adjusted	$ 1,143	$ 827	$ 316	38.2 %
China equity income	$ 677	$ 1,098	$ (421)	(38.3)%
GM Financial EBT-adjusted	$ 4,076	$ 5,036	$ (960)	(19.1)%

(a) EPS-diluted and EPS-diluted-adjusted include a $(0.13) and $0.30 impact from revaluation on equity investments in the years ended December 31, 2022 and 2021.

($M) except where noted	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Change	% Change
Revenue	$ 43,108	$ 33,584	$ 9,524	28.4 %
Net income attributable to stockholders	$ 1,999	$ 1,741	$ 258	14.8 %
EBIT-adjusted	$ 3,799	$ 2,839	$ 960	33.8 %
Net income margin	4.6 %	5.2 %	(0.6) ppts	(10.5)%
EBIT-adjusted margin	8.8 %	8.5 %	0.3 ppts	4.3 %
Automotive operating cash flow	$ 7,488	$ 9,384	$ (1,896)	(20.2)%
Adjusted automotive free cash flow	$ 4,460	$ 6,403	$ (1,943)	(30.3)%
EPS-diluted(a)	$ 1.39	$ 1.16	$ 0.23	19.8 %
EPS-diluted-adjusted(a)	$ 2.12	$ 1.35	$ 0.77	57.0 %
GMNA EBIT-adjusted	$ 3,654	$ 2,165	$ 1,489	68.8 %
GMNA EBIT-adjusted margin	10.3 %	8.1 %	2.2 ppts	27.2 %
GMI EBIT-adjusted	$ 272	$ 275	$ (3)	(1.1)%
China equity income	$ 201	$ 244	$ (43)	(17.6)%
GM Financial EBT-adjusted	$ 775	$ 1,180	$ (405)	(34.3)%

(a) EPS-diluted and EPS-diluted-adjusted include a $0.02 impact from revaluation on equity investments in the three months ended December 31, 2021.

General Motors (NYSE:GM) is a global company focused on advancing an all-electric future that is inclusive and accessible to all. At the heart of this strategy is the Ultium battery platform, which powers everything from mass-market to high-performance vehicles. General Motors, its subsidiaries and its joint venture entities sell vehicles under the Chevrolet, Buick, GMC, Cadillac, Baojun and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety and security services, can be found at https://www.gm.com. ### CONTACTS: Jim Cain GM Communications 313-407-2843 james.cain@chevrolet.com Ashish Kohli GM Investor Relations 847-964-3459 ashish.kohli@gm.com David Caldwell GM Communications 586-899-7861 david.caldwell@gm.com Michael Heifler GM Investor Relations 313-418-0220 michael.heifler@gm.com Cautionary Note on Forward-Looking Statements: This press release and related comments by management may include “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact and represent our current judgment about possible future events. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of factors, many of which are described in our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Non-GAAP Reconciliations The following table reconciles Net income attributable to stockholders under U.S. GAAP to EBIT-adjusted (dollars in millions): Three Months Ended Years Ended December 31, 2022 December 31, 2021 December 31, 2022 December 31, 2021 Net income attributable to stockholders(a) $ 1,999 $ 1,741 $ 9,934 $ 10,019 Income tax expense 580 471 1,888 2,771 Automotive interest expense 267 227 987 950 Automotive interest income (215) (44) (460) (146) Adjustments Cruise compensation modifications(b) — — 1,057 — Russia exit(c) 657 — 657 — Buick dealer strategy(d) 511 — 511 — Patent royalty matters(e) — 250 (100) 250 GM Brazil indirect tax matters(f) — 194 — 194 Cadillac dealer strategy(g) — — — 175 GM Korea wage litigation(h) — — — 82 Total adjustments 1,168 444 2,125 701 EBIT-adjusted $ 3,799 $ 2,839 $ 14,474 $ 14,295 __________ (a) Net of net loss attributable to noncontrolling interests. (b) This adjustment was excluded because it relates to the one-time modification of Cruise stock incentive awards. (c) This adjustment was excluded because it relates to the shutdown of our Russia business including the write off of our net investment and release of accumulated translation losses into earnings. (d) This adjustment was excluded because it relates to strategic activities to transition certain Buick dealers out of our dealer network as part of Buick’s EV strategy. In 2023, we expect to incur additional charges as we continue to optimize our Buick dealer network. The ultimate amount of any future charges will depend on negotiations with our dealers. (e) These adjustments were excluded because they relate to certain royalties accrued with respect to past-year vehicle sales in 2021 and the resolution of substantially all of these matters in 2022. (f) This adjustment was excluded because it relates to a settlement with third parties relating to retrospective recoveries of indirect taxes in Brazil realized in prior periods. (g) This adjustment was excluded because it relates to strategic activities to transition certain Cadillac dealers out of our dealer network as part of Cadillac's EV strategy. (h) This adjustment was excluded because of the unique events associated with Korea Supreme Court decisions related to our salaried workers.

The following table reconciles diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended				Years Ended			
	December 31, 2022		December 31, 2021		December 31, 2022		December 31, 2021	
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Diluted earnings per common share	$ 1,987	$ 1.39	$ 1,703	$ 1.16	$ 8,915	$ 6.13	$ 9,837	$ 6.70
Adjustments(a)	1,168	0.82	444	0.30	2,125	1.46	701	0.47
Tax effect on adjustments(b)	(127)	(0.09)	(62)	(0.04)	(423)	(0.29)	(105)	(0.07)
Tax adjustments(c)	—	—	(96)	(0.07)	(482)	(0.33)	(51)	(0.03)
Deemed dividend adjustment(d)	—	—	—	—	909	0.63	—	—
EPS-diluted-adjusted	$ 3,028	$ 2.12	$ 1,989	$ 1.35	$ 11,044	$ 7.59	$ 10,382	$ 7.07

(a) Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to EBIT-adjusted for adjustment details.

(b) The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.

(c) In the year ended December 31, 2022, the adjustment consists of tax benefit related to the release of a valuation allowance against deferred tax assets considered realizable as a result of Cruise tax reconsolidation. In the year ended December 31, 2021, the adjustments consist of tax benefits related to a deduction for an investment in a subsidiary and resolution of uncertainty relating to an indirect tax refund claim in Brazil, partially offset by tax expense related to the establishment of a valuation allowance against Cruise deferred tax assets.

(d) This adjustment consists of a deemed dividend related to the redemption of Cruise preferred shares from SoftBank in the year ended December 31, 2022.

The following table reconciles net automotive cash provided by operating activities under U.S. GAAP to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended		Years Ended	
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net automotive cash provided by operating activities	$ 7,488	$ 9,384	$ 19,094	$ 9,693
Less: Capital expenditures	(3,235)	(3,154)	(9,007)	(7,389)
Add: Patent royalty matters	—	—	145	—
Add: Buick dealer strategy	120	—	120	—
Add: GM Brazil indirect tax matters	57	—	57	—
Add: Russia exit	31	—	31	—
Add: Cadillac dealer strategy	—	100	—	144
Add: GM Korea wage litigation	—	73	26	92
Add: GMI restructuring	—	—	—	24
Adjusted automotive free cash flow	$ 4,460	$ 6,403	$ 10,466	$ 2,564

Guidance Reconciliations The following table reconciles expected Net income attributable to stockholders under U.S. GAAP to expected EBIT-adjusted (dollars in billions): Year Ending December 31, 2023 Net income attributable to stockholders $ 8.7-10.1 Income tax expense 1.6-2.2 Automotive interest expense, net 0.2 EBIT-adjusted(a) $ 10.5-12.5 __________ (a) We do not consider the potential future impact of adjustments on our expected financial results. The following table reconciles expected automotive net cash provided by operating activities under U.S. GAAP to expected adjusted automotive free cash flow (dollars in billions): Year Ending December 31, 2023 Net automotive cash provided by operating activities $ 16.0-20.0 Less: Capital expenditures 11.0-13.0 Adjusted automotive free cash flow(a) $ 5.0-7.0 __________ (a) We do not consider the potential future impact of adjustments on our expected financial results.